EXHIBIT 99.1

Zoetis Announces Third Quarter 2021 Results
•Reports Revenue of $2.0 Billion, Growing 11%, and Net Income of $552 Million, or $1.16 per Diluted Share, Increasing 15% and 16%, Respectively, on a Reported Basis for Third Quarter 2021
•Reports Adjusted Net Income of $597 Million, or Adjusted Diluted EPS of $1.25, for Third Quarter 2021
•Delivers 10% Operational Growth in Revenue and 10% Operational Growth in Adjusted Net Income for Third Quarter 2021
•Increases Full Year 2021 Revenue Guidance to $7.700 - $7.750 Billion and Diluted EPS of $4.23 - $4.29 on a Reported Basis, or $4.62 - $4.67 on an Adjusted Basis

PARSIPPANY, N.J. – Nov. 4, 2021 – Zoetis Inc. (NYSE: ZTS) today reported its financial results for the third quarter of 2021 and increased its guidance for full year 2021.

The company reported revenue of $2.0 billion for the third quarter of 2021, an increase of 11% compared with the third quarter of 2020. Net income for the third quarter of 2021 was $552 million, or $1.16 per diluted share, an increase of 15% and 16%, respectively, on a reported basis.

Adjusted net income1 for the third quarter of 2021 was $597 million, or $1.25 per diluted share, both increasing 14% on a reported basis. Adjusted net income for the third quarter of 2021 excludes the net impact of $45 million for purchase accounting adjustments, acquisition-related costs and certain significant items.

On an operational2 basis, revenue for the third quarter of 2021 increased 10%, excluding the impact of foreign currency. Adjusted net income for the third quarter of 2021 increased 10% operationally, excluding the impact of foreign currency.

EXECUTIVE COMMENTARY
“We delivered strong results again this quarter with 10% operational growth for both revenue and adjusted net income, driven by our innovative portfolio of petcare parasiticides, including Simparica Trio®, as well as dermatology products,” said Kristin Peck, Chief Executive Officer of Zoetis. “Additionally, the first full-quarter sales of Librela® and Solensia®, our new monoclonal antibody (mAb)
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therapies for osteoarthritis (OA) pain in dogs and cats, exceeded our expectations, with both products receiving very positive feedback in the markets where they were launched."

“We remain on track for a record-setting year, with updated guidance for operational revenue growth in the range of 14% to 14.5% and adjusted net income in the range of 16.5% to 18% for 2021. We see positive market trends, especially in petcare, continuing into 2022, and we will continue to invest in the innovations and digital solutions that are needed by our customers across the continuum of care,” said Peck.

QUARTERLY HIGHLIGHTS
Zoetis organizes and manages its commercial operations across two segments: United States (U.S.) and International. Within these segments, the company delivers a diverse portfolio of products for companion animals and livestock, tailored to local trends and customer needs. In the third quarter of 2021:
•Revenue in the U.S. segment was $1.065 billion, an increase of 7% compared with the third quarter of 2020. Growth was impacted by unfavorable comparisons to the third quarter of 2020, which benefited from a rapid market recovery related to COVID-19 disruptions earlier that year. Sales of companion animal products increased 17%, driven by growth across the parasiticides portfolio, including Simparica Trio for dogs. The company’s key dermatology portfolio also significantly contributed to growth across both the Apoquel® and Cytopoint® brands. Sales of livestock products declined 13% in the quarter, driven by a decrease in cattle product sales as a result of generic competition, an early fall cattle run that favorably impacted the third quarter of 2020, and continued weakness in cattle and dairy markets. Sales of poultry products declined due to the expanded use of lower cost alternatives and generic competition. Sales of swine products declined due to pricing pressure on anti-infectives and vaccines.

•Revenue in the International segment was $904 million, an increase of 18% on a reported basis and an increase of 14% operationally compared with the third quarter of 2020. Sales of companion animal products increased 29% on a reported basis and 24% operationally. Growth resulted from increased sales of key dermatology products across both the Apoquel and Cytopoint brands. The company’s parasiticides portfolio, including the Simparica® and Revolution®/Stronghold® franchises, also contributed to growth, as well as the first full quarter of sales of Librela and Solensia, the recently launched monoclonal antibody products for osteoarthritis pain. Sales of the broader in-line portfolio, which benefited from increased pet ownership and standards of care, also grew. Sales of livestock products grew 9% on a reported basis and 7% operationally. Sales of cattle products grew due to key account penetration, favorable export market conditions in Brazil, and favorable market conditions in other emerging markets. Growth in the fish portfolio resulted primarily from increased sales of the Alpha Flux® sea lice treatment product and the Alpha Ject LiVac® SRS vaccine in Chile. Sales of both swine and poultry products grew as a result of key account growth and market expansion across parts of Asia, Brazil and Russia.

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INVESTMENTS IN GROWTH
Zoetis continues to enhance its key dermatology portfolio with market expansions and lifecycle innovations. Since its last quarterly earnings announcement, the company received approval in China for Cytopoint (lokivetmab), an injectable monoclonal antibody therapy for atopic dermatitis in dogs. Zoetis also received a positive opinion from the European Medicines Agency’s Committee for Medicinal Products for Veterinary Use (CVMP) for a new chewable version of Apoquel, the company’s industry-leading Janus kinase inhibitor which was first introduced in 2013. Upon amendment of the marketing authorization in the European Union (EU), Apoquel chewable tablets will provide veterinarians with a new palatable treatment option for dogs suffering from pruritus associated with allergic dermatitis and clinical manifestations of atopic dermatitis. In other petcare product market expansions, Zoetis received approval in Brazil for Vanguard® I-III (known as Vanguard Intranasal Rapid RESP 3 in other markets). This vaccine helps protect dogs from key pathogens associated with Canine Infectious Respiratory Disease (CIRD), including Bordetella bronchiseptica (Bb), canine parainfluenza virus (CPiV) and canine adenovirus type 2 (CAV-2).

In diagnostics, the company recently added digital cytology testing to its Vetscan Imagyst™ platform in the U.S., U.K., Canada, Australia and New Zealand. With the launch of digital cytology, Vetscan Imagyst now offers a network of expert remote pathologists in addition to Artificial Intelligence (AI) technology for fecal testing. As Zoetis continues to develop additional innovative applications for Vetscan Imagyst, it plans to seamlessly integrate even more new capabilities into the platform, helping veterinarians provide the best possible care for dogs and cats.

On the livestock side of the business, Zoetis enhanced its aquaculture portfolio with the approval of Alpha Ject Micro® 2000 in the EU. This new micro-dose vaccine has been optimized for use in sea bass to provide robust protection against classical vibriosis and pasteurellosis, two common bacterial infections.

FINANCIAL GUIDANCE
Zoetis is increasing its full year 2021 guidance, which includes:
•Revenue between $7.700 billion and $7.750 billion
•Reported diluted EPS between $4.23 and $4.29
•Adjusted diluted EPS between $4.62 and $4.67

This guidance reflects foreign exchange rates as of mid-October. Additional details on guidance are included in the financial tables and will be discussed on the company's conference call this morning.

WEBCAST & CONFERENCE CALL DETAILS
Zoetis will host a webcast and conference call at 8:30 a.m. (ET) today, during which company executives will review third quarter 2021 results, discuss financial guidance and respond to questions from financial analysts. Investors and the public may access the live webcast by visiting the Zoetis
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website at http://investor.zoetis.com/events-presentations. A replay of the webcast will be archived and made available on Nov. 4, 2021.

About Zoetis
As the world’s leading animal health company, Zoetis is driven by a singular purpose: to nurture our world and humankind by advancing care for animals. After nearly 70 years innovating ways to predict, prevent, detect, and treat animal illness, Zoetis continues to stand by those raising and caring for animals worldwide -- from livestock farmers to veterinarians and pet owners. The company’s leading portfolio and pipeline of medicines, vaccines, diagnostics and technologies make a difference in over 100 countries. A Fortune 500 company, Zoetis generated revenue of $6.7 billion in 2020 with approximately 11,300 employees. For more information, visit www.zoetis.com.
1 Adjusted net income and its components and adjusted diluted earnings per share (non-GAAP financial measures) are defined as reported net income and reported diluted earnings per share, excluding purchase accounting adjustments, acquisition-related costs and certain significant items.
2 Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

DISCLOSURE NOTICES
Forward-Looking Statements: This press release contains forward-looking statements, which reflect the current views of Zoetis with respect to: business plans or prospects, future operating or financial performance, future guidance, future operating models; expectations regarding products, product approvals or products under development, expected timing of product launches; the impact of the coronavirus (COVID-19) pandemic and any recovery therefrom on our business, supply chain, customers and employees; expectations regarding the performance of acquired companies and our ability to integrate new businesses; expectations regarding the financial impact of acquisitions; future use of cash and dividend payments; tax rate and tax regimes and any changes thereto; and other future events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management's underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including in the sections thereof captioned “Forward-Looking Statements and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. Such risks and uncertainties may be amplified by the COVID-19 pandemic and its potential impact on the global economy and our business. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.

Use of Non-GAAP Financial Measures: We use non-GAAP financial measures, such as adjusted net income, adjusted diluted earnings per share and operational results (which exclude the impact of foreign exchange), to assess and analyze our results and trends and to make financial and operational decisions. We believe these non-GAAP financial measures are also useful to investors because they
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provide greater transparency regarding our operating performance. The non-GAAP financial measures included in this press release should not be considered alternatives to measurements required by GAAP, such as net income, operating income, and earnings per share, and should not be considered measures of liquidity. These non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliation of non-GAAP financial measures and most directly comparable GAAP financial measures are included in the tables accompanying this press release and are posted on our website at www.zoetis.com.

Internet Posting of Information: We routinely post information that may be important to investors in the 'Investors' section of our website at www.zoetis.com, on our Facebook page at http://www.facebook.com/zoetis and on Twitter@zoetis. We encourage investors and potential investors to consult our website regularly and to follow us on Facebook and Twitter for important information about us.

Media Contacts:	Investor Contacts:
Bill Price	Steve Frank
1-973-443-2742 (o)	1-973-822-7141 (o)
william.price@zoetis.com	steve.frank@zoetis.com

Kristen Seely	Keith Gaub
1-973-443-2777 (o)	1-973-822-7154 (o)
kristen.seely@zoetis.com	keith.gaub@zoetis.com

ZTS-COR
ZTS-IR
ZTS-FIN
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ZOETIS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME(a)
(UNAUDITED)
(millions of dollars, except per share data)

	Third Quarter Ended			Nine Months Ended
	September 30,			September 30,
	2021	2020	% Change	2021	2020	% Change
Revenue	$1,990	$1,786	11	$5,809	$4,868	19
Costs and expenses:
Cost of sales	586	546	7	1,703	1,456	17
Selling, general and administrative expenses	504	424	19	1,408	1,206	17
Research and development expenses	132	112	18	370	330	12
Amortization of intangible assets	40	40	—	121	120	1
Restructuring charges and certain acquisition-related costs	9	5	80	39	22	77
Interest expense	56	62	(10)	170	173	(2)
Other (income)/deductions–net	4	—	*	16	(15)	*
Income before provision for taxes on income	659	597	10	1,982	1,576	26
Provision for taxes on income	107	118	(9)	361	298	21
Net income before allocation to noncontrolling interests	552	479	15	1,621	1,278	27
Less: Net loss attributable to noncontrolling interests	—	—	—	(2)	(1)	*
Net income attributable to Zoetis	$552	$479	15	$1,623	$1,279	27

Earnings per share—basic	$1.16	$1.01	15	$3.42	$2.69	27

Earnings per share—diluted	$1.16	$1.00	16	$3.40	$2.67	27

Weighted-average shares used to calculate earnings per share
Basic	474.0	475.5		474.8	475.5
Diluted	476.3	478.5		477.1	478.5

(a)    The condensed consolidated statements of income present the third quarter and nine months ended September 30, 2021 and September 30, 2020. Subsidiaries operating outside the United States are included for the third quarter and nine months ended August 31, 2021 and August 31, 2020.
* Calculation not meaningful.

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Third Quarter Ended September 30, 2021
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$586	$(2)	$—	$(1)	$583
Gross profit	1,404	2	—	1	1,407
Selling, general and administrative expenses	504	(8)	—	—	496
Amortization of intangible assets	40	(35)	—	—	5
Restructuring charges and certain acquisition-related costs	9	—	(1)	(8)	—
Other (income)/deductions–net	4	—	—	(3)	1
Income before provision for taxes on income	659	45	1	12	717
Provision for taxes on income	107	10	—	3	120
Net income attributable to Zoetis	552	35	1	9	597
Earnings per common share attributable to Zoetis–diluted	1.16	0.07	—	0.02	1.25

	Third Quarter Ended September 30, 2020
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$546	$(2)	$—	$(1)	$543
Gross profit	1,240	2	—	1	1,243
Selling, general and administrative expenses	424	(12)	—	(5)	407
Amortization of intangible assets	40	(34)	—	—	6
Restructuring charges and certain acquisition-related costs	5	—	(1)	(4)	—
Other (income)/deductions–net	—	—	—	1	1
Income before provision for taxes on income	597	48	1	9	655
Provision for taxes on income	118	11	—	2	131
Net income attributable to Zoetis	479	37	1	7	524
Earnings per common share attributable to Zoetis–diluted	1.00	0.08	—	0.02	1.10
(a)    The condensed consolidated statements of income present the third quarter ended September 30, 2021 and September 30, 2020. Subsidiaries operating outside the United States are included for the third quarter ended August 31, 2021 and August 31, 2020.
(b)    Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Nine months ended September 30, 2021
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$1,703	$(5)	$—	$(7)	$1,691
Gross profit	4,106	5	—	7	4,118
Selling, general and administrative expenses	1,408	(23)	—	—	1,385
Research and development expenses	370	(1)	—	—	369
Amortization of intangible assets	121	(104)	—	—	17
Restructuring charges and certain acquisition-related costs	39	—	(8)	(31)	—
Other (income)/deductions–net	16	—	—	(6)	10
Income before provision for taxes on income	1,982	133	8	44	2,167
Provision for taxes on income	361	30	1	11	403
Net income attributable to Zoetis	1,623	103	7	33	1,766
Earnings per common share attributable to Zoetis–diluted	3.40	0.22	0.01	0.07	3.70

	Nine months ended September 30, 2020
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$1,456	$(6)	$—	$(4)	$1,446
Gross profit	3,412	6	—	4	3,422
Selling, general and administrative expenses	1,206	(47)	—	(11)	1,148
Research and development expenses	330	(1)	—	—	329
Amortization of intangible assets	120	(101)	—	—	19
Restructuring charges and certain acquisition-related costs	22	—	(15)	(7)	—
Other (income)/deductions–net	(15)	—	—	18	3
Income before provision for taxes on income	1,576	155	15	4	1,750
Provision for taxes on income	298	47	—	—	345
Net income attributable to Zoetis	1,279	108	15	4	1,406
Earnings per common share attributable to Zoetis–diluted	2.67	0.23	0.03	0.01	2.94
(a)    The condensed consolidated statements of income present the nine months ended September 30, 2021 and September 30, 2020. Subsidiaries operating outside the United States are included for the nine months ended August 31, 2021 and August 31, 2020.
(b)    Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).

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ZOETIS INC.
NOTES TO RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars)

(1)    Acquisition-related costs include the following:

	Third Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Integration costs(a)	$1	$3	$6	$15
Restructuring charges(b)	—	(2)	2	—
Total acquisition-related costs—pre-tax	1	1	8	15
Income taxes(c)	—	—	1	—
Total acquisition-related costs—net of tax	$1	$1	$7	$15
(a)    Integration costs represent external, incremental costs directly related to integrating acquired businesses and primarily include expenditures for consulting and the integration of systems and processes. Included in Restructuring charges and certain acquisition-related costs.
(b)    Represents exit and employee termination costs, included in Restructuring charges and certain acquisition-related costs.
(c)    Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate. For the nine months ended September 30, 2020, also includes a tax charge related to a remeasurement of deferred taxes resulting from the integration of acquired businesses.

(2)    Certain significant items include the following:

	Third Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Operational efficiency initiative(a)	$—	$(1)	$—	$(18)
Supply network strategy(b)	—	1	2	4
Other restructuring charges and cost-reduction/productivity initiatives(c)	7	4	20	7
Certain asset impairment charges(d)	5	—	19	—
Net loss on sale of assets(e)	—	—	3	—
Other(f)	—	5	—	11
Total certain significant items—pre-tax	12	9	44	4
Income taxes(g)	3	2	11	—
Total certain significant items—net of tax	$9	$7	$33	$4
(a)    For the nine months ended September 30, 2020, represents a net gain resulting from a cash payment received pursuant to an agreement related to the 2016 sale of certain U.S. manufacturing sites, included in Other (income)/deductions-net.
(b)    Represents product transfer costs, included in Cost of sales, related to cost-reduction and productivity initiatives.
(c)    For the quarter ended September 30, 2021, primarily represents employee termination costs associated with the realignment of our international operations, included in Restructuring charges and certain acquisition-related costs. For the nine months ended September 30, 2021, primarily represents employee termination costs associated with our international operations and other costs associated with cost-reduction and productivity initiatives, included in Restructuring charges and certain acquisition-related costs.
For the quarter and nine months ended September 30, 2020, represents employee termination costs incurred as a result of the CEO transition and other cost-reduction and productivity initiatives, included in Restructuring charges and certain acquisition-related costs.
(d)    For the quarter ended September 30, 2021, primarily represents asset impairment charges related to a dairy product termination, included in Other (income)/deductions-net. For the nine months ended September 30, 2021, primarily represents asset impairment charges related to the consolidation of manufacturing sites in China, included in Restructuring charges and certain acquisition-related costs, and a certain dairy product termination in Denmark, included in Other (income)/deductions-net.
(e)    Represents a net loss related to the sale of certain assets of our poultry automation business located in the U.S. and Canada, included in Other (income)/deductions-net.
(f)    Represents the modification of share-based compensation related to CEO transition costs, included in Selling, general and administrative expenses.
(g)    Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate.
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ZOETIS INC.
ADJUSTED SELECTED COSTS, EXPENSES AND INCOME(a)
(UNAUDITED)
(millions of dollars)

	Third Quarter Ended
	September 30,		% Change
	2021	2020	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$583	$543	7%	(2)%	9%
as a percent of revenue	29.3%	30.4%	NA	NA	NA
Adjusted SG&A expenses	496	407	22%	2%	20%
Adjusted R&D expenses	132	112	18%	1%	17%
Adjusted net income attributable to Zoetis	597	524	14%	4%	10%

	Nine Months Ended
	September 30,		% Change
	2021	2020	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$1,691	$1,446	17%	2%	15%
as a percent of revenue	29.1%	29.7%	NA	NA	NA
Adjusted SG&A expenses	1,385	1,148	21%	2%	19%
Adjusted R&D expenses	369	329	12%	1%	11%
Adjusted net income attributable to Zoetis	1,766	1,406	26%	3%	23%

(a)    Adjusted cost of sales, adjusted selling, general, and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, and adjusted net income (non-GAAP financial measures) are defined as the corresponding reported U.S. GAAP income statement line items excluding purchase accounting adjustments, acquisition-related costs, and certain significant items. These adjusted income statement line item measures are not, and should not be viewed as, substitutes for the corresponding U.S. GAAP line items. The corresponding GAAP line items and reconciliations of reported to adjusted information are provided in Condensed Consolidated Statements of Income and Reconciliation of GAAP Reported to Non-GAAP Adjusted Information.
(b)    Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

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ZOETIS INC.
2021 GUIDANCE

Selected Line Items (millions of dollars, except per share amounts)	Full Year 2021
Revenue	$7,700 to $7,750
Operational growth(a)	14% to 14.5%
Adjusted cost of sales as a percentage of revenue(b)	Approximately 30%
Adjusted SG&A expenses(b)	$1,910 to $1,940
Adjusted R&D expenses(b)	$500 to $510
Adjusted interest expense and other (income)/deductions-net(b)	Approximately $240
Effective tax rate on adjusted income(b)	Approximately 18.5%
Adjusted diluted EPS(b)	$4.62 to $4.67
Adjusted net income(b)	$2,200 to $2,225
Operational growth(a)(c)	16.5% to 18%
Certain significant items and acquisition-related costs(d)	$45 - $50

The guidance reflects foreign exchange rates as of mid-October 2021.
Reconciliations of 2021 reported guidance to 2021 adjusted guidance follows:

(millions of dollars, except per share amounts)	Reported	Certain significant items and acquisition-related costs(d)	Purchase accounting	Adjusted(c)
Cost of sales as a percentage of revenue	~ 30.2%	~ (0.1%)	~ (0.1%)	~ 30%
SG&A expenses	$1,940 to $1,970		~ $(30)	$1,910 to $1,940
R&D expenses	$502 to $512		~ $(2)	$500 to $510
Interest expense and other (income)/deductions-net	~ $240			~ $240
Effective tax rate	~ 18%		~ 0.5%	~ 18.5%
Diluted EPS	$4.23 to $4.29	$0.09 to $0.10	~ $0.29	$4.62 to $4.67
Net income attributable to Zoetis	$2,010 to $2,040	$45 to $50	~ $140	$2,200 to $2,225
(a)    Operational growth (a non-GAAP financial measure) excludes the impact of foreign exchange.
(b)    Adjusted net income and its components and adjusted diluted EPS are defined as reported U.S. GAAP net income and its components and reported diluted EPS excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Adjusted cost of sales, adjusted SG&A expenses, adjusted R&D expenses, and adjusted interest expense and other (income)/deductions-net are income statement line items prepared on the same basis, and, therefore, components of the overall adjusted income measure. Despite the importance of these measures to management in goal setting and performance measurement, adjusted net income and its components and adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, adjusted net income and its components and adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Adjusted net income and its components and adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance. Adjusted net income and its components and adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS.
(c)    We do not provide a reconciliation of forward-looking non-GAAP adjusted net income operational growth to the most directly comparable U.S. GAAP reported financial measure because we are unable to calculate with reasonable certainty the foreign exchange impact of unusual gains and losses, acquisition-related expenses, potential future asset impairments and other certain significant items, without unreasonable effort. The foreign exchange impacts of these items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period.
(d)    Primarily includes certain nonrecurring costs related to acquisitions and other charges.
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ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Third Quarter Ended
	September 30,		% Change
	2021	2020	Total	Foreign Exchange	Operational(b)
Revenue:
Companion Animal	$1,202	$995	21%	2%	19%
Livestock	767	768	—%	2%	(2)%
Contract Manufacturing & Human Health	21	23	(9)%	—%	(9)%
Total Revenue	$1,990	$1,786	11%	1%	10%

U.S.
Companion Animal	$775	$664	17%	—%	17%
Livestock	290	332	(13)%	—%	(13)%
Total U.S. Revenue	$1,065	$996	7%	—%	7%

International
Companion Animal	$427	$331	29%	5%	24%
Livestock	477	436	9%	2%	7%
Total International Revenue	$904	$767	18%	4%	14%

Companion Animal:
Dogs and Cats	$1,142	$947	21%	2%	19%
Horses	60	48	25%	5%	20%
Total Companion Animal Revenue	$1,202	$995	21%	2%	19%

Livestock:
Cattle	$403	$417	(3)%	2%	(5)%
Swine	153	151	1%	1%	—%
Poultry	124	129	(4)%	1%	(5)%
Fish	56	45	24%	3%	21%
Sheep and other	31	26	19%	3%	16%
Total Livestock Revenue	$767	$768	—%	2%	(2)%

(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

12 |

ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Nine Months Ended
	September 30,		% Change
	2021	2020	Total	Foreign Exchange	Operational(b)
Revenue:
Companion Animal	$3,507	$2,674	31%	2%	29%
Livestock	2,245	2,134	5%	2%	3%
Contract Manufacturing & Human Health	57	60	(5)%	1%	(6)%
Total Revenue	$5,809	$4,868	19%	2%	17%

U.S.
Companion Animal	$2,227	$1,757	27%	—%	27%
Livestock	775	848	(9)%	—%	(9)%
Total U.S. Revenue	$3,002	$2,605	15%	—%	15%

International
Companion Animal	$1,280	$917	40%	7%	33%
Livestock	1,470	1,286	14%	3%	11%
Total International Revenue	$2,750	$2,203	25%	5%	20%

Companion Animal:
Dogs and Cats	$3,319	$2,524	31%	2%	29%
Horses	188	150	25%	3%	22%
Total Companion Animal Revenue	$3,507	$2,674	31%	2%	29%

Livestock:
Cattle	$1,144	$1,107	3%	1%	2%
Swine	504	454	11%	3%	8%
Poultry	389	412	(6)%	1%	(7)%
Fish	132	101	31%	4%	27%
Sheep and other	76	60	27%	10%	17%
Total Livestock Revenue	$2,245	$2,134	5%	2%	3%

(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

13 |

ZOETIS INC.
CONSOLIDATED REVENUE BY KEY INTERNATIONAL MARKETS
(UNAUDITED)
(millions of dollars)

	Third Quarter Ended
	September 30,		% Change
	2021	2020	Total	Foreign Exchange	Operational(a)
Total International	$903.4	$766.9	18%	4%	14%
Australia	69.8	59.7	17%	7%	10%
Brazil	78.1	62.2	26%	4%	22%
Canada	55.3	49.7	11%	8%	3%
Chile	32.6	23.4	39%	2%	37%
China	71.5	65.6	9%	8%	1%
France	30.7	29.7	3%	3%	—%
Germany	47.4	38.5	23%	4%	19%
Italy	30.4	27.1	12%	4%	8%
Japan	43.3	39.0	11%	(3)%	14%
Mexico	31.3	25.9	21%	12%	9%
Spain	32.3	30.7	5%	3%	2%
United Kingdom	61.1	44.8	36%	10%	26%
Other developed markets	126.4	105.3	20%	5%	15%
Other emerging markets	193.2	165.3	17%	(3)%	20%

	Nine Months Ended
	September 30,		% Change
	2021	2020	Total	Foreign Exchange	Operational(a)
Total International	$2,749.6	$2,202.6	25%	5%	20%
Australia	196.0	153.8	27%	14%	13%
Brazil	227.4	181.3	25%	(12)%	37%
Canada	168.5	143.7	17%	9%	8%
Chile	100.2	71.8	40%	5%	35%
China	288.9	197.7	46%	11%	35%
France	97.7	82.4	19%	9%	10%
Germany	135.0	112.1	20%	8%	12%
Italy	87.3	62.7	39%	10%	29%
Japan	139.9	133.3	5%	—%	5%
Mexico	97.8	83.6	17%	7%	10%
Spain	96.6	82.7	17%	8%	9%
United Kingdom	173.2	125.4	38%	10%	28%
Other developed markets	349.9	282.3	24%	9%	15%
Other emerging markets	591.2	489.8	21%	(3)%	24%
(a)    Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

14 |

ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Third Quarter Ended
	September 30,		% Change
	2021	2020	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$1,065	$996	7%	—%	7%
Cost of Sales	199	194	3%	—%	3%
Gross Profit	866	802	8%	—%	8%
Gross Margin	81.3%	80.5%
Operating Expenses	183	157	17%	—%	17%
Other (income)/deductions-net	—	—	*	*	*
U.S. Earnings	$683	$645	6%	—%	6%

International:
Revenue	$904	$767	18%	4%	14%
Cost of Sales	273	245	11%	(1)%	12%
Gross Profit	631	522	21%	5%	16%
Gross Margin	69.8%	68.1%
Operating Expenses	152	122	25%	4%	21%
Other (income)/deductions-net	(4)	—	*	*	*
International Earnings	$483	$400	21%	6%	15%

Total Reportable Segments	$1,166	$1,045	12%	3%	9%

Other business activities(c)	(106)	(87)	22%
Reconciling Items:
Corporate(d)	(252)	(222)	14%
Purchase accounting adjustments(e)	(45)	(48)	(6)%
Acquisition-related costs(f)	(1)	(1)	—%
Certain significant items(g)	(12)	(9)	33%
Other unallocated(h)	(91)	(81)	12%
Total Earnings(i)	$659	$597	10%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.
(c)    Other business activities reflect the research and development costs managed by our Research and Development organization as well as our contract manufacturing business and human health business.
(d)     Corporate includes, among other things, certain costs associated with information technology, administration expenses, interest expense, certain compensation costs, certain procurement costs, and other costs not charged to our operating segments.
(e)    Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.
(f)    Acquisition-related costs include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs.
(g)    Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include restructuring charges and implementation costs associated with a shift in our organizational structure and cost-reduction/productivity initiatives that are not associated with an acquisition, certain asset impairment charges, costs associated with the operational efficiency initiative and supply network strategy, and the impact of divestiture-related gains and losses.
(h)    Includes overhead expenses associated with our manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.
(i)    Defined as income before provision for taxes on income.
* Calculation not meaningful.
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ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Nine Months Ended
	September 30,		% Change
	2021	2020	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$3,002	$2,605	15%	—%	15%
Cost of Sales	575	515	12%	—%	12%
Gross Profit	2,427	2,090	16%	—%	16%
Gross Margin	80.8%	80.2%
Operating Expenses	484	418	16%	—%	16%
Other (income)/deductions-net	2	4	(50)%	—%	(50)%
U.S. Earnings	$1,941	$1,668	16%	—%	16%

International:
Revenue	$2,750	$2,203	25%	5%	20%
Cost of Sales	833	697	20%	2%	18%
Gross Profit	1,917	1,506	27%	5%	22%
Gross Margin	69.7%	68.4%
Operating Expenses	429	364	18%	5%	13%
Other (income)/deductions-net	(4)	1	*	*	*
International Earnings	$1,492	$1,141	31%	6%	25%

Total Reportable Segments	$3,433	$2,809	22%	2%	20%

Other business activities(c)	(301)	(264)	14%
Reconciling Items:
Corporate(d)	(744)	(603)	23%
Purchase accounting adjustments(e)	(133)	(155)	(14)%
Acquisition-related costs(f)	(8)	(15)	(47)%
Certain significant items(g)	(44)	(4)	*
Other unallocated(h)	(221)	(192)	15%
Total Earnings(i)	$1,982	$1,576	26%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.
(c)    Other business activities reflect the research and development costs managed by our Research and Development organization as well as our contract manufacturing business and human health business.
(d)     Corporate includes, among other things, certain costs associated with information technology, administration expenses, interest expense, certain compensation costs, certain procurement costs, and other costs not charged to our operating segments.
(e)    Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.
(f)    Acquisition-related costs include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs.
(g)    Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain asset impairment charges, restructuring charges and implementation costs associated with a shift in our organizational structure and cost-reduction/productivity initiatives that are not associated with an acquisition, costs associated with the operational efficiency initiative and supply network strategy, and the impact of divestiture-related gains and losses.
(h)    Includes overhead expenses associated with our manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.
(i)    Defined as income before provision for taxes on income.
* Calculation not meaningful.
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